UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2010

HELIOS & MATHESON NORTH AMERICA INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22945	13-3169913
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue South, New York, New York	10003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 979-8228

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On July 20, 2010, Helios & Matheson North America Inc. (the “Company”) received a letter from The NASDAQ Stock Market (“NASDAQ”) regarding compliance with NASDAQ Listing Rule 5550(a)(5) which requires a minimum market value of publicly held shares of $1,000,000. The Company received communication from NASDAQ that its market value of publicly held shares fell short of $1,000,000 for the last 30 consecutive business days. Pursuant to the Listing Rules, NASDAQ has communicated to the Company that it has 180 calendar days from July 20, 2010 to regain compliance. In order to regain compliance, the market value of publicly held shares must close at $1,000,000 or more for a minimum of 10 consecutive business days during the 180 day grace period.

On July 23, 2010, the Company received a second letter from NASDAQ regarding compliance with NASDAQ Listing Rule 5550(a)(2) which requires a minimum bid price of $1.00 per share. The Company received communication from NASDAQ that the bid price of its listed securities closed below $1.00 for the last 30 consecutive business days. Pursuant to the Listing Rules, NASDAQ has communicated to the Company that it has a grace period of 180 calendar days from July 23, 2010, to regain compliance with the $1.00 minimum bid price requirement. In order to regain compliance, the bid price must close at $1.00 or more for a minimum of 10 consecutive business days during the 180 day grace period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS & MATHESON
NORTH AMERICA INC.

By: /s/ Salvatore M. Quadrino
Chief Financial Officer

Date: July 26, 2010